UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                       8-K



                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the


                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  July 12, 1999



Commission       Registrants; State of Incorporation;      IRS Employer
File Number      Address; and Telephone Number            Identification
                                                                No.

  1-11327               Illinova Corporation                37-1319890
                        (an Illinois Corporation)
                        500 S. 27th Street
                        Decatur, IL  62525
                        (217) 424-6600

   1-3004               Illinois Power Company              37-0344645
                        (an Illinois Corporation)
                        500 S. 27th Street
                        Decatur, IL  62525
                        (217) 424-6600



           Total number of sequentially numbered pages is 6.



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Item 5.  Other Events

Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the intentions of the parties to the sale transaction and the timing and effect of the formation of the new generation subsidiary. Although Illinova
Corporation, (Illinova) and Illinois Power, (IP) believe that this forward-looking information is accurate, their businesses are dependent on various regulatory issues, general economic conditions and future trends, and these factors can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Illinova and IP.

         The following factors, in addition, to those discussed in the companies' Annual Reports on Form 10-K for the year ended December 31, 1998, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: the ability of the parties to receive appropriate governmental approvals and actions, the requirement that certain aspects of the formation of the new generation subsidiary receive regulatory approval, the need to establish an appropriate capital structure for the new generation facility and for IP following the formation, and the impact of increased competition in the energy marketplace on the companies' businesses.


ILLINOIS POWER, AMERGEN SIGN DEFINITIVE AGREEMENT --
Clinton Power Station sale expected to close by year's end

Illinois Power Company, (IP) and AmerGen Energy Company, (AmerGen) have signed an asset purchase agreement under which AmerGen will purchase and operate the Clinton Power Station, (Clinton). The final remaining step toward completing the sale is to secure approvals from numerous governmental and regulatory bodies. Both companies are targeting approvals for the transaction by year's end.

         Reaching a definitive agreement for selling the nuclear station also moves IP parent, Illinova Corporation, (Illinova) closer to meeting a condition of its recently announced merger with Dynegy, Inc., (Dynegy). On June 14, 1999, Illinova and Dynegy announced their intention to merge by early 2000, contingent on Illinova's divesting its nuclear assets.

         Basic terms for the sale remain essentially unchanged from the framework proposed in the interim agreement announced in April. The asset purchase agreement, signed June 30, 1999, provides that IP will purchase at least 75 percent of Clinton's electricity output for its customers through 2004. AmerGen will offer employment to existing plant personnel at the time of ownership transfer, at substantially similar wages and benefits, and will recognize the International Brotherhood of Electrical Workers Local Unions 51 and 1306 as bargaining agents for transferred bargaining unit employees.

         At closing, AmerGen will pay IP up to $20 million for the plant and property and will assume full responsibility and liability for operating and

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

ultimately decommissioning the nuclear station. IP will transfer to AmerGen the existing decommissioning trust funds, expected to total approximately $95 million at the end of 1999. IP also will make additional payments to the decommissioning trust funds intended to be sufficient to provide for the actual decommissioning of Clinton by 2026, when the plant's operating license is scheduled to expire.

         Over the next few weeks, IP and AmerGen will prepare and submit numerous filings for review by regulatory bodies, including the Nuclear Regulatory Commission, the Illinois Commerce Commission, the Federal Energy
Regulatory Commission, the Internal Revenue Service, and the Federal Trade Commission. The companies also will file requests for transfer of permits and licenses granted by numerous agencies, including the Illinois Environmental Protection Agency, the Illinois Department of Nuclear Safety, the Illinois Department of Natural Resources, and others. Until all approvals are obtained and the parties close on the sale, IP will continue to maintain the license for Clinton's operation and retain ultimate operating authority over the plant.

         Terms of the April interim agreement between IP and PECO Energy, (PECO) will remain in effect until the transaction closes. Specifically, PECO is now paying Clinton's direct operating and capital expenses and continues to manage the station under the existing management contract, while IP compensates PECO for management services based on the amount of electricity the station produces. During the interim period, IP retains 80 percent of Clinton's power output for its customers, and the other 20 percent is available to PECO. British Energy has agreed separately with PECO to share equally in these costs and benefits.

         Following an extended outage lasting more than two years, Clinton Power Station was returned to service May 27, 1999 and has operated at full power since June 2, 1999. The plant, a nuclear-fueled boiling water reactor, began producing electricity in 1987. Clinton is owned by IP, an electric and natural gas utility that serves 650,000 customers over a 15,000 square-mile area of Illinois. IP is a subsidiary of Illinova Corporation, headquartered in Decatur, IL, an energy services holding company with annual revenues of $2.4 billion. Other Illinova subsidiaries include Illinova Generating, which invests in, develops and operates independent power projects worldwide; and Illinova Energy Partners, which markets energy and energy-related services in the United States and Canada.



ILLINOVA A STEP CLOSER TO FORMING NEW GENERATING SUBSIDIARY --

Illinova is a step closer to becoming the first energy company in the nation to transfer its entire fossil generating fleet into a separate unregulated affiliated company, a strategic move designed to help Illinova capitalize on growth opportunities in the rapidly emerging deregulated electric industry. On July 8, 1999, IP received unanimous approval from the Illinois Commerce Commission to transfer all its fossil-fueled generating stations and associated support staff into a new subsidiary of parent company Illinova.

         Illinova's plan to form a new subsidiary, coupled with greater access to national power markets through the Dynegy merger, will enhance IP's ability to provide reliable service for its customers.

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

         IP will continue to serve its customers with electricity from the power plants under a power purchase agreement with the new subsidiary that extends through 2004, with options for annual renewal. Rate reductions, choice options and other customer benefits provided by Illinois' 1997 utility deregulation law are unaffected.

         The power purchase agreement between IP and the new subsidiary is also being reviewed by the Federal Energy Regulatory Commission, which could act on the company's request this fall. Upon final approval from federal regulators, IP will transfer into the new subsidiary the assets associated with its five major fossil-fueled power stations (Baldwin, Hennepin, Wood River, Havana, and Vermilion) and natural gas-fired turbines at three sites (Tilton, Oglesby, and Stallings). Power plant support staff in Swansea, Decatur and Bloomington plus IP's wholesale power marketing and trading operations will be part of the new subsidiary as well. In total, approximately 500 IP employees will move to the new subsidiary.


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                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           ILLINOVA CORPORATION
                                           (Registrant)

                                            By /s/ Leah Manning Stetzner
                                            ----------------------------
                                            Leah Manning Stetzner
                                            General Counsel and
                                            Corporate Secretary
                                            on behalf of
                                            Illinova Corporation



Date:    July 12, 1999

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

                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            ILLINOIS POWER COMPANY
                                            (Registrant)


                                            By /s/ Leah Manning Stetzner
                                            ----------------------------
                                            Leah Manning Stetzner
                                            Vice President, General
                                            Counsel and Corporate
                                            Secretary on behalf of
                                            Illinois Power Company


Date:    July 12, 1999


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